Exhibit 99.2

                            EXHIBIT B TO SCHEDULE 13G
                             JOINT FILING AGREEMENT


Each of the undersigned persons hereby agrees and consents to this joint filing of Schedule 13G on such person's behalf, pursuant to Section 13(d) and (g) of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such persons know or have reason to believe that such information is inaccurate.

                                         Dated:  February 15, 2002

                                         RBC Global Investment Management Inc.
                                         BY: /s/ Donald L.F. Cant
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                                              V.P. Compliance


                                         RT Investment Management Holdings Inc.
                                         BY: /s/ M. George Lewis
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                                              Director


                                         The Royal Trust Company
                                         BY: /s/ Donald L.F. Cant
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                                              Authorized Signatory


                                         Royal Mutual Funds Inc.
                                         BY: /s/ Rudy Sankovic
                                            ------------------------------------
                                              V.P. Risk Management & Compliance